UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 30, 2018

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2018, CHP Friendswood SNF, LLC, our majority-owned consolidated subsidiary (“CHP Friendswood”), entered into a $10,725,000, three-year term loan and security agreement with CIBC Bank USA, which is collateralized by the Friendship Haven Healthcare and Rehabilitation Center facility. The loan bears interest at One Month LIBOR (London Interbank Offered Rate) plus 3.75%, and matures on March 30, 2021. CHP Friendswood’s initial borrowing on the loan was approximately $9,000,000. CHP Friendswood may obtain a subsequent draw up to an additional $1,700,000 under the loan, subject to the satisfaction of certain conditions described in the term loan and security agreement, and as determined by the lender in its sole discretion.

Monthly payments under the loan commence in May 2018 and consist of interest plus a cash loan guarantee payment of $18,000 (increasing annually by $10,000) until the maturity date. If the loan is refinanced prior to the maturity date, the loan payments in the cash loan guarantee fund will be released to us; otherwise at the maturity date, the loan payments in the cash loan guarantee fund will be released to the lender and applied to the outstanding principal balance. The loan may be prepaid with no penalty if the property is refinanced with a U.S. Department of Housing and Urban Development insured loan; otherwise we will be required to pay a prepayment premium of 2% of the loan balance prior to the first anniversary of the loan and 1% thereafter through maturity.

The initial loan proceeds were used to pay off the existing loan between CHP Friendswood and Oxford Finance LLC.

The foregoing description of the loan and security agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement itself, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Term Loan and Security Agreement between CHP Friendswood SNF, LLC, as borrower, and CIBC Bank USA, dated March 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: April 4, 2018